UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 30, 2015

NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

21575 Ridgetop Circle Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)
(571) 434-5400
(Registrant's telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On July 16, 2015, the Board of Directors (the “Board”) of NeuStar, Inc. (“Neustar” or the “Company”), voted to expand the size of the Board by two members from nine to eleven directors. Pursuant to Article III, Section 2 of the Company’s Amended and Restated Bylaws, and acting upon the recommendation of its Nominating and Corporate Governance Committee, the Board appointed Paul Ballew to serve as a Class III Director and Dr. Deborah Rieman to serve as Class I director (such appointees together, the “New Directors”), effective July 30, 2015. Mr. Ballew will serve as a member of the Company’s Audit Committee and continue in office as a Class III Director until the Company’s 2016 Annual Meeting of Stockholders. Dr. Rieman will serve as a member of the Company’s Compensation Committee and continue in office as a Class I director until the Company’s 2017 Annual Meeting of Stockholders.
There are no arrangements or understandings between either of the New Directors, on the one hand, and any other person, on the other hand, pursuant to which the New Directors were selected as directors of the Company, nor are there any transactions between the Company and either of the New Directors that would be reportable under Item 404(a) of Regulation S-K.
In accordance with the Company’s director compensation policy for non-management directors, each of the New Directors will receive an annual cash retainer of $70,000 and an additional cash retainer of $10,000 for their respective Committee memberships. Additionally, non-management directors receive an annual Restricted Stock Unit grant equal to $185,000 divided by the 30-day moving average stock price of the Company’s Class A Common Stock as of the market close on the last business day of the fiscal quarter prior to the date of grant.
In connection with their appointments as a director, each of the New Directors will enter into the Company’s Form of Indemnification Agreement, a copy of which was filed with the Securities and Exchange Commission on February 29, 2012 as Exhibit 10.15 to the Company’s Annual Report on Form 10-K. The Form of Indemnification Agreement generally requires the Company to indemnify directors to the fullest extent permitted by law.
A copy of the press release announcing the appointment of the New Directors is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Neustar, dated July 30, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuStar, Inc.

Date:	July 30, 2015	By:	/s/ Paul S. Lalljie
Name: Paul S. Lalljie
Title: Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Neustar, dated July 30, 2015.